Exhibit 4(b)



                   ENTERGY GULF STATES, INC.
            (Formerly Gulf States Utilities Company)

                         350 Pine Street
                      Beaumont, Texas 77701

                               TO

                    THE CHASE MANHATTAN BANK
                (Formerly known as Chemical Bank)
                           as Trustee

                      450 West 33rd Street
                    New York, New York 10001

                       __________________


               Fifty-Eighth Supplemental Indenture

                   Dated as of March 15, 1999

                       __________________


          Modifying and Amending Indenture of Mortgage
                     dated September 1, 1926

                       __________________



                THIS INSTRUMENT GRANTS A SECURITY
                      INTEREST BY A UTILITY


             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                       PROPERTY PROVISIONS

     THIS FIFTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of March, 1999, by and between Entergy Gulf States, Inc. formerly Gulf States Utilities Company, a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the Company), party of the first part, and The Chase Manhattan Bank, formerly known as Chemical Bank, a corporation duly organized and existing under the laws of the State of New York and having an office in the Borough of Manhattan, City and State of New York, as successor Trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

                  W I T N E S S E T H:   That

     WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which, the Company conveyed and mortgaged to The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

     WHEREAS, the Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplemental to said Original Indenture; and

     WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York, resigned as trustee under said Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of said Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under said Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of said date, and Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939, accept the trust under said Original Indenture and all indentures supplemental thereto; and

     WHEREAS, the Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and

     WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

     WHEREAS,  the Company has heretofore executed and  delivered to  The  Hanover Bank, as successor trustee, the Eleventh through
the   Twentieth   Supplemental  Indentures,   supplementing   and
modifying said Original Indenture; and

     WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, the Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and said Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

     WHEREAS, the Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

     WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

     WHEREAS, the Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

     WHEREAS, the name of the Chemical Bank, successor trustee, as aforesaid, was changed effective July 14, 1996 to The Chase
Manhattan Bank; and

     WHEREAS, under the Original Indenture, as supplemented and modified as aforesaid (the Original Indenture as so supplemented and modified being hereinafter sometimes called "the Indenture"), with the consent of the holders of not less than 75% in principal amount of the Bonds at the time outstanding or their attorneys in fact duly authorized, including the consent of the holders of not less than 60% in principal amount of the Bonds at the time outstanding of each series, the Company, when authorized by a resolution of the Board of Directors, and the Trustee may enter into an indenture supplemental thereto for the purpose of changing the provisions of the Indenture; and

     WHEREAS, the Company has obtained the consents of the holders of the necessary percentages of the Bonds outstanding under the Indenture to, so modify and amend the same in the manner effected by this Fifty-Eighth Supplemental Indenture; and

     WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation, as amended, and Bylaws of the Company necessary to constitute the Indenture a valid and binding mortgage for the security of all the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Fifty-Eighth Supplemental Indenture has been in all respects duly authorized;

     NOW, THEREFORE, THIS FIFTY-EIGHTH SUPPLEMENTAL INDENTURE
WITNESSETH:

     That, among other things, in order to eliminate the maintenance and replacement fund requirements and the term "minimum provision for depreciation", and for and in consideration of the premises and of the mutual covenants herein contained, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the parties hereto agree to modify and amend the Indenture, as heretofore modified and amended, and the Indenture, as heretofore modified and amended, is hereby further modified and amended as follows:

     A. Section 4.04 of the Indenture relating to the maintenance and replacement fund and all of the obligations and requirements thereof and each and all other references, obligations and requirements in the Indenture with respect to such fund, including but not limited to the inclusion of the failure to discharge or satisfy obligations to such fund as a default in Section 12.01 of the Indenture, are eliminated and of no further force or effect, provided that no cash, Bonds, refundable indebtedness, debt retirements or property additions theretofore applied as credits under
     Section 4.04 may be made the basis for further action or credit under the Indenture and any cash in such fund shall constitute trust moneys subject to the provisions of Article Eight and any unmatured Bonds and refundable indebtedness in such fund shall be delivered to the Company; and

     B. Section 1.06E of the Indenture defining "minimum provision for depreciation" and each and all other references, obligations, and requirements in the Indenture with respect thereto are eliminated and of no further force and effect.

     This Fifty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Fifty-Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     The recitals in this Fifty-Eighth Supplemental Indenture are made by the Company only and not by the Trustee and the Trustee makes no representation as to the validity or sufficiency of this Fifty-Eighth Supplemental Indenture; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. This Fifty-Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Although this Fifty-Eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of March 15, 1999, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments; hereto annexed.

     In order to facilitate the recording or filing of this Fifty-Eighth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

     The words "herein", "hereof", "hereunder" and other words of similar import refer to this Fifty-Eighth Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

     IN TESTIMONY WHEREOF, ENTERGY GULF STATES, INC. (formerly Gulf States Utilities Company) has caused these presents to be executed in its name and behalf by its Chairman of the Board of Directors, its President or a Vice President and its corporate seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and THE CHASE MANHATTAN BANK, in token of its acceptance hereof has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses as of the day and year first above written.

                              ENTERGY GULF STATES, INC.
     (Corporate seal)


                              By: /s/ Steven C. McNeal
Attest:                           Vice President and Treasurer


/s/ Cnristopher T. Screen     Before me: /s/ Denise C. Redmann
Assistant Secretary
                              Denise C. Redmann
                              Notary Public for the Parish of Orleans,
Signed, sealed and delivered  State of Louisiana
    in the presence of:       Commission for life



/s/ Kristin Quinn
Kristin Quinn


/s/ Tammy Franz
Tammy Franz
                              THE CHASE MANHATTAN BANK
     (seal)

                              By: /s/ William B. Dodge
                                     Vice President

Attest:

/s/ William G. Keenan         Before me: /s/ Emily Fayan
Trust Officer                 Emily Fayan
                              Notary Public, State of New York
                              No. 24-4737006
Signed, sealed and delivered  Qualified in Kings County
    in  the  presence of:     Certificate Filed in New York County
                              Commission Expires December 31, 1999


/s/ Anderson Agard
Anderson Agard


/s/ Donna Fitzsimmons
Donna Fitzsimmons

                    ENTERGY GULF STATES, INC.

United States of America,
STATE OF LOUISIANA
PARISH of ORLEANS

     I,   the   undersigned,  a  Notary  Public  duly  qualified,
commissioned, sworn and acting in and for the County and State aforesaid, hereby, certify that, on this 23rd of March 1999:

     BEFORE ME personally appeared Steven C. McNeal, Vice President and Treasurer and Christopher T. Screen, Assistant Secretary of Entergy Gulf States, Inc., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Assistant Secretary, respectively, of said ENTERGY GULF
STATES, INC., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

     Before me personally Steven C. McNeal, to me known, who being by me duly sworn, did depose and say, that he resides in New Orleans, Louisiana; that he is Vice President of ENTERGY GULF STATES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     BE IT REMEMBERED, that before me, and in the presence of Kristin Quinn and Tammy Franz, competent witnesses, residing in said State, personally came and appeared Steven C. McNeal and Christopher T. Screen, Vice President and Assistant Secretary, respectively, of ENTERGY GULF STATES, INC., a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said Steven C. McNeal and Christopher T. Screen, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES, INC., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  23rd  day  of
March A.D. 1999.


                              /s/ Denise C. Redmann
     (Notarial Seal)          Denise C. Redmann
                              Notary Public for the Parish of Orleans,
                              State of Louisiana
                              Commission for life

                        CORPORATE TRUSTEE

United States of America,
STATE OF NEW YORK
COUNTY OF NEW YORK

     I,   the   undersigned,  a  Notary  Public  duly  qualified,
commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 24th day of March, 1999.

     Before me personally appeared W. B. Dodge, a Vice President of THE CHASE MANHATTAN BANK, and William G. Keenan, a Trust
Officer, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Trust Officer, respectively, of THE CHASE MANHATTAN BANK, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of THE CHASE MANHATTAN BANK.

     Before me personally came W. B. Dodge, to me known, who being by me duly sworn, did depose and say, that he resides in Seaford, NY; that he is a Vice President of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     BE IT REMEMBERED, that before me, and in the presence of Anderson Agard and Donna Fitzsimmons, competent witnesses, residing in said state, personally came and appeared W. B. Dodge and William G. Keenan, a Vice President and a Trust Officer, respectively, of THE CHASE MANHATTAN BANK, a corporation created by and existing under the laws of the State of New York with its domicile in the City of New York, New York, and said W. B. Dodge and William G. Keenan declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of THE CHASE MANHATTAN BANK and have affixed the corporate seal of THE CHASE MANHATTAN BANK to the same by and with the authority of the Board of Directors of THE CHASE MANHATTAN BANK.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  24th  day  of
March A.D. 1999.

                                   /s/ Emily Fayan
    (Notarial Seal)                Emily Fayan
                                   Notary Public, State of New York
                                   No. 24-4737006
                                   Qualified in Kings County
                                   Certificate Filed in New York County
                                   Commission Expires December 31, 1999

              AFFIDAVIT RELATING TO BUSINESS AND
              COMMERCE CODE OF THE STATE OF TEXAS


United States of America,
STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned authority, on this day personally appeared Steven C. McNeal, affiant, who, being duly sworn, on his oath says,

     (1) that he is Vice President of ENTERGY GULF STATES, INC.,

     (2) that the above and foregoing Fifty-Eighth Supplemental Indenture to which this certificate is annexed is an Indenture which by its terms subjects to the lien thereof property then owned and property to be acquired by the Company subsequent to the execution by it of the Indenture; and

     (3) that the said ENTERGY GULF STATES, INC., which executed the aforesaid Fifty-Eighth Supplemental Indenture, is a utility as defined in Section 35.01(a)(2) of the Business and Commerce Code of the State of Texas, namely, a person engaged in the State of Texas in the generation, transmission, distribution and sale of electric power.

     WITNESS my hand and seal of said Corporation this 23rd day of March 1999.


                                   /s/ Steven C. McNeal
                                         STEVEN C. McNEAL
                                   Vice President and Treasurer
                                   of Entergy Gulf States, Inc.



     SWORN TO AND SUBSCRIBED before me by the said Steven C.
McNeal this 23rd day of March 1999, to certify which, witness my hand and seal of office.



                              /s/ Denise C. Redmann
 (Notarial Seal)              Denise C. Redmann
                              Notary Public for the Parish of Orleans,
                              State of Louisiana
                              Commission for life

United States of America,
STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned authority, on this day personally appeared Steven C. McNeal, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Vice President of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.


GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23rd day of March
A.D. 1999.



                         /s/ Denise C. Redmann
(Notarial Seal)          Denise C. Redmann
                         Notary Public for the Parish of Orleans,
                         State of Louisiana
                         Commission for life

       CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS
             OF ENTERGY GULF STATES, INC. ADOPTED ON
                         MARCH 15, 1999

     I, the undersigned, Assistant Secretary of ENTERGY GULF
STATES, INC., hereby certify:

     (1) That the Board of Directors of said Corporation by unanimous written consent on March 15, 1999, adopted the following resolution:

             RESOLVED, that it is advisable and in the best interest of this Company to, and that this Company do, enter into a Fifty-Eighth Supplemental Indenture modifying and amending the Indenture of Mortgage of the Company, dated September 1, 1926, as heretofore supplemented and modified as follows:

               A.    Section 4.04 of the Indenture
               relating  to  the  maintenance  and
               replacement  fund and  all  of  the
               obligations     and    requirements
               thereof  and  each  and  all  other
               references,     obligations     and
               requirements in the Indenture  with
               respect to such fund, including but
               not limited to the inclusion of the
               failure  to  discharge  or  satisfy
               obligations  to  such  fund  as   a
               default  in  Section 12.01  of  the
               Indenture, are eliminated and of no
               further  force or effect,  provided
               that  no  cash,  Bonds,  refundable
               indebtedness,  debt retirements  or
               property    additions   theretofore
               applied  as  credits under  Section
               4.04  may  be  made the  basis  for
               further action or credit under  the
               Indenture and any cash in such fund
               shall   constitute   trust   moneys
               subject   to   the  provisions   of
               Article  Eight  and  any  unmatured
               Bonds  and  refundable indebtedness
               in  such fund shall be delivered to
               the Company; and

               B.   Section 1.06E of the Indenture
               defining  "minimum  provision   for
               depreciation"  and  each  and   all
               other references, obligations,  and
               requirements in the Indenture  with
               respect thereto are eliminated  and
               of no further force and effect;

          and this Board of Directors hereby approves the form of draft of said Fifty-Eighth Supplemental Indenture which has been submitted to it and hereby authorizes the Chairman of the Board of Directors or the President or any Vice President of this Company to execute in the name and on behalf of this Company under its corporate seal, or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, and to acknowledge and deliver to the Trustee, a Fifty-Eighth Supplemental Indenture in the form of said draft with such changes in any part thereof not inconsistent with this resolution as the signing officers shall approve, such approval to be conclusively evidenced by their signature thereto.

     (2) That the executed Fifty-Eighth Supplemental Indenture to which this certificate is annexed is the Fifty-Eighth Supplemental Indenture authorized by the foregoing resolution and that said resolution has not been amended or revoked and is now in full force and effect.

     WITNESS my hand and seal of said Corporation this 23rd day of March 1999.


                        /s/ Christopher T. Screen
(Corporate Seal)        Christopher T. Screen
                        Assistant Secretary of Entergy Gulf States, Inc.

United States of America,
STATE OF LOUISIANA
PARISH OF ORLEANS


     BEFORE ME, the undersigned authority, on this day personally appeared Christopher T. Screen, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Assistant Secretary of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23RD day of
March A.D. 1999.



                         /s/ Denise C. Redmann
(Notarial Seal)          Denise C. Redmann
                         Notary Public for the Parish of Orleans,
                         State of Louisiana
                         Commission for life